Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

1.	The Quarterly Report on Form 10-Q of Pier 1 Imports, Inc. for the period ended November 25, 2017, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date:	January 3, 2018	By:	/s/ Alasdair B. James
Alasdair B. James, President and
Chief Executive Officer

Date:	January 3, 2018	By:	/s/ Darla D. Ramirez
Darla D. Ramirez, Interim Chief Financial Officer and
Principal Accounting Officer